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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF UNITED STATIONERS INC.

UNITED STATIONERS INC.

     UNITED STATIONERS SUPPLY CO. (ILLINOIS)

          AZERTY INCORPORATED (DELAWARE)
          AZERTY DE MEXICO, S.A. DE C.V. (MEXICO)
          LAGASSE, INC. (F/K/A LAGASSE BROS., INC.) (LOUISIANA) THE ORDER PEOPLE COMPANY (DELAWARE)
          UNITED STATIONERS FINANCIAL SERVICES LLC (ILLINOIS)
             USS RECEIVABLES COMPANY, LTD (CAYMAN ISLANDS)
          UNITED STATIONERS TECHNOLOGY SERVICES LLC (ILLINOIS)
          UNITED WORLDWIDE LIMITED (HONG KONG)
          UNITED STATIONERS HONG KONG LIMITED (HONG KONG)